Exhibit 10.5

Execution Version

TRADEMARK LICENSE AGREEMENT

THIS TRADEMARK LICENSE AGREEMENT (this “Agreement”), dated as of Jule 22, 2013, is made by and between NRG Energy, Inc. (“Licensor”) and NRG Yield, Inc. (“Licensee”).  Licensor and Licensee are each a “Party,” and collectively, the “Parties.” This Agreement shall become effective immediately prior to the consummation of the initial public offering of Licensee’s Class A Common Stock on the date first above written (the “Effective Date”).

WHEREAS, Licensor owns certain trademarks as used in connection with the operation of its business; and

WHEREAS, Licensee wishes to license such trademarks of Licensor, and Licensor desires to license such trademarks to Licensee, to facilitate the operation of Licensee’s business.

NOW, THEREFORE, in consideration of the mutual covenants and undertakings herein contained and other good and valuable consideration, the adequacy and receipt of which are hereby acknowledged, the Parties hereby agree as follows.

1.                                      Grant of License.

1.1                               License.  Subject to the terms and conditions of this Agreement, Licensor hereby grants to Licensee, and Licensee hereby accepts, for the Term, the non-exclusive, royalty-free, fully paid-up, non-transferable, revocable, and worldwide right, license and authority to use any and all marks owned by Licensor (the “Licensed Marks”) in connection with the operation of Licensee’s business, including using the mark “NRG” in Licensee’s company name.

1.2                               Sublicensing.  Licensee shall have no right to sublicense the right granted in Section 1.1 without Licensor’s prior written approval, except that Licensee may sublicense such right to a Subsidiary of Licensee.  Any sublicensee shall have no right to further sublicense such right.  Licensee shall (i) be responsible for ensuring that each sublicensee shall be in strict compliance with the terms and conditions of this Agreement, and (ii) assume all responsibilities for any breach of any terms or conditions of this Agreement by each sublicensee and for any acts and omissions of each sublicensee relating to the Licensed Marks.  A “Subsidiary” of Licensee means any entity that is, directly or indirectly, Controlled by Licensee.  “Control” means owning more than fifty percent (50%) of an entity’s issued capital stock or other equity interest on a fully diluted basis, or having the right to appoint more than fifty percent (50%) of the members of its board of directors.  Any entity that ceases to be, directly or indirectly, Controlled by Licensee during the Term of this Agreement shall no longer be deemed a Subsidiary of Licensee and, subject to the terms and conditions of this Agreement, any sublicense granted to such entity shall terminate immediately.

1.3                               Use of Licensed Marks.  Licensee shall use the Licensed Marks only as expressly authorized in this Agreement and shall preserve the goodwill, prestige and reputation associated with the Licensed Marks using the level of care that is substantially equivalent to or higher than such level of care used by Licensor as of the Effective Date.  Licensee shall ensure that all uses of Licensed Marks (including on marketing and advertising materials, websites, and signage) conform to all standards of style, appearance, quality and usage and other guidelines and instructions regarding the Licensed Marks provided by Licensor from time to time.  Licensee shall not use any translation, adaptation, combination, transliteration, variation or derivative of, or any word, mark, name, design or logo confusingly similar to, any Licensed Mark without Licensor’s prior written approval (which approval shall be subject to Licensor’s sole discretion).  Licensee shall not use any Licensed Mark in combination with any other trademark, service mark, trade name, company name, logo or slogan in any manner whatsoever without Licensor’s prior written approval (which approval shall be subject to Licensor’s sole discretion).  Licensee shall comply with all applicable laws and regulations in connection with the use of the Licensed Marks.  Licensee shall use appropriate notification of trademark and service mark rights or registrations on all visual displays of any of the Licensed Marks, including (i) use of the encircled “R” symbol (“®”), the superscript TM or the superscript SM, respectively, (ii) with respect to any registered Licensed Mark, the notification that such Licensed Mark is a registered trademark or service mark of Licensor, and (iii) with respect to any unregistered Licensed Mark, the notification that such Licensed Mark is a trademark or service mark of Licensor.

1.4                               Licensed Marks.  In the event that Licensor changes or ceases the use of, or intends to change or cease the use of, any Licensed Mark in connection with the operation of Licensor’s business, Licensor may notify Licensee in writing.  Upon Licensee’s receipt of such notice, Licensee shall, at its own cost and expense, promptly (in no event later than thirty (30) days after the date of such notice) change such Licensed Mark to the applicable new Licensed Mark or cease the use of such Licensed Mark, as applicable, in all instances where Licensee is using such Licensed Mark and in Licensee’s company name accordingly.

1.5                               Website Links.  Licensee shall maintain a website for its business and shall include a link on the homepage of such website to Licensor’s website (as identified by Licensor), which link shall be comparable in prominence to other links included on such homepage.

1.6                               Reservation of Rights; No Implied Licenses.  All rights to the Licensed Marks not expressly granted by Licensor to Licensee in this Agreement are hereby expressly reserved to Licensor.  Except as expressly provided in this Agreement, neither Party grants to the other Party any right, title or interest in, or a license to use, any intellectual property belonging to such Party, whether by implication, estoppel or otherwise.

2.                                      Quality Control.

2.1                               Quality Control.  Licensee acknowledges and agrees that all uses of the Licensed Marks and the business conducted using the Licensed Marks must be of high quality so as to protect the Licensed Marks and the goodwill associated therewith.  Licensee further acknowledges and agrees that the maintenance of the high quality of the products and services in connection with which Licensee uses any of the Licensed Marks is of the essence to this Agreement.  Licensee shall maintain quality standards for all such products and services to be sold, offered for sale or provided by Licensee in connection with the Licensed Marks (i) that are substantially equivalent to or stricter than those standards used by Licensor as of the Effective Date, and (ii) as may be reasonably prescribed by Licensor from time to time.

2.2                               Samples.  Upon Licensor’s request, Licensee shall promptly submit to Licensor samples of all Licensed Mark usages for approval of the style, appearance, quality and usage of such sample (which approval shall be subject to Licensor’s sole discretion).  In the event that the style, appearance, quality, or usage of any Licensed Mark ceases or fails to conform to any standards, guidelines or instructions provided by Licensor or any requirement of law or regulation, then upon notice by Licensor, Licensee shall immediately cease and remedy all non-conforming uses.  Licensor shall have the right, upon notice, during normal business hours and in a manner so as not to unreasonably interfere with the normal operation of Licensee’s business, to inspect the premises of Licensee, for the purpose of monitoring Licensee’s compliance with the standards, guidelines and instructions provided by Licensor and Licensee’s compliance with this Agreement.

3.                                      Ownership of Intellectual Property.

3.1                               Licensor’s Ownership Acknowledged.  Licensee acknowledges and agrees that:  (i) all right, title and interest in and to the Licensed Marks is and shall be owned solely and exclusively by Licensor; (ii) all use of the Licensed Marks by Licensee, and all goodwill arising therefrom, shall inure to the exclusive benefit of Licensor; and (iii) Licensee shall not at any time acquire any rights in the Licensed Marks, or associated goodwill, by virtue of any use it may make thereof.

3.2                               No Adverse Actions.  Licensee shall not: (i) attack, challenge, oppose, petition to cancel, or initiate legal action or proceedings in connection with any of the Licensed Marks; (ii) apply for or seek to register any of the Licensed Marks or any trademarks, service marks, trade names, domain names, or other designations that incorporate, or are confusingly similar to, any of the Licensed Marks; (iii) use any of the Licensed Marks in any manner inconsistent with this Agreement; (iv) file any document with any governmental entity or take any other action that would reasonably be expected to adversely affect Licensor’s ownership of any of the Licensed Marks; (v) do, or allow to be done, any action or omission in derogation of any of the rights of Licensor in or to any of the Licensed Marks; or (vi) use any of the Licensed Marks in any manner, or take or allow any action, that might diminish, dilute or adversely affect the reputation of any of the Licensed Marks, the goodwill associated with any of the Licensed Marks or Licensor.

3.3                               Filing, Prosecution and Maintenance.  Licensor shall have the exclusive right (but not the obligation), in its sole discretion, to file, prosecute, and maintain applications and registrations for the Licensed Marks.  Licensee shall reasonably cooperate with and assist Licensor in filing, prosecuting and maintaining applications and registrations for, and Licensor’s rights in, the Licensed Marks.

3.4                               Enforcement.  Licensee shall promptly notify Licensor in writing of any infringement, dilution, or other violation of the Licensed Marks by any Person of which Licensee is or becomes aware.  Licensor shall have the exclusive right (but not the obligation), in its sole discretion, to enforce the Licensed Marks (including making any and all litigation and dispute resolution decisions), or bring any actions, suits, claims or proceedings against any actual or suspected infringement, misappropriation, or other violation occurring anywhere in the world.

4.                                      Term.

4.1                               Term.  The term of this Agreement (the “Term”) shall begin on the Effective Date and shall remain in effect until terminated pursuant to Sections 4.2 or 4.3.

4.2                               Termination by Licensor.  Licensor may terminate this Agreement immediately upon written notice to Licensee, in the event that: (i) Licensee materially breaches this Agreement, and (A) Licensee fails to cure such breach within thirty (30) days of the receipt of notice of such breach, or (B) such breach is not capable of being cured within thirty (30) days, or (ii) Licensor (A) ceases to own more than fifty percent (50%) of the issued capital stock or other equity interest of Licensee on a fully diluted basis, or (B) ceases to have the right to appoint more than fifty percent (50%) of the members of the board of directors of Licensee.

4.3                               Termination by Agreement.  The Parties may terminate this Agreement immediately upon written agreement by both Parties.

4.4                               Effect of Termination.  Upon termination of this Agreement for any reason, Licensee’s license and rights under this Agreement, including those granted under Sections 1.1 and 1.2, shall immediately expire and terminate, and Licensee shall, as soon as practicable (in any event within ninety (90) days after the effective date of such termination), cease, and cause its sublicensees to cease, all use of the Licensed Marks (including removing the Licensed Marks and any translation, adaptation, combination, transliteration, variations and derivatives thereof from marketing and advertising materials, websites, and signage, and changing its company name).  Notwithstanding the foregoing, Section 1.6, Article 3, Section 4.4, Article 5, Article 6, and Article 7 shall survive such expiration and termination and continue in full force and effect in accordance with their respective terms.

5.                                      DISCLAIMER; LIMITATION OF LIABILITY.

5.1                               DISCLAIMER.  EACH PARTY EXPRESSLY DISCLAIMS ALL REPRESENTATIONS AND WARRANTIES, EXPRESS OR IMPLIED, IN CONNECTION WITH THIS AGREEMENT AND THE LICENSED MARKS, INCLUDING THE WARRANTIES OF TITLE, NON-INFRINGEMENT, MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE.  WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, LICENSOR DOES NOT REPRESENT OR WARRANT THAT (I) LICENSOR OWNS ANY REGISTRATION OR APPLICATION FOR ANY LICENSED MARK IN ANY JURISDICTION, OR (II) LICENSOR OR LICENSEE HAS THE RIGHT TO USE ANY LICENSED MARK IN ANY JURISDICTION.

5.2                               LIMITATION OF LIABILITY.  NEITHER PARTY SHALL BE LIABLE TO THE OTHER PARTY OR ANY THIRD PARTY FOR ANY SPECIAL, CONSEQUENTIAL, EXEMPLARY OR INCIDENTAL DAMAGES (INCLUDING LOST PROFITS) ARISING FROM ANY CLAIM RELATING TO THIS AGREEMENT OR RESULTING FROM THE USE OF, OR INABILITY TO USE, THE LICENSED MARKS, WHETHER THE CLAIM FOR SUCH DAMAGES IS BASED ON WARRANTY, CONTRACT, TORT (INCLUDING NEGLIGENCE OR STRICT LIABILITY) OR OTHERWISE, EVEN IF SUCH PARTY IS ADVISED OF, KNOWS OF OR SHOULD KNOW OF THE POSSIBILITY OR LIKELIHOOD OF SAME.

6.                                      Indemnification.  Licensee shall defend, indemnify and hold harmless Licensor and its affiliates and subsidiaries, and its and their officers, directors, employees, representatives, and agents, against any and all third party claims, losses, damages, expenses and liabilities arising out of or relating to:  (i) use of the Licensed Marks by Licensee or any of its sublicensees, including the marketing, offering for sale, selling, provision, distribution, or other commercialization of products or services; (ii) violation of any law or regulation by Licensee or any of its sublicensees; or (iii) breach of any terms or conditions of this Agreement by Licensee or any of its sublicensees.

7.                                      Miscellaneous.

7.1                               Governing Law.  This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of New York without giving effect to the principles thereof governing conflicts of law.

7.2                               Notices.  All notices, requests, demands and other communications under this Agreement shall be in writing and shall be deemed to have been duly given when delivered personally, when sent by facsimile, when sent by overnight courier service, or when mailed by certified or registered mail, return receipt requested, with postage prepaid to the Parties at the following addresses (or at such other address for a Party as shall be specified by like notice).

If to Licensor:

NRG Energy, Inc.
211 Carnegie Center
Princeton, New Jersey 08540
Attention: General Counsel
Facsimile No.: (609) 524-4501

With a copy to (which shall not constitute notice):

Kirkland & Ellis
300 N. LaSalle Street
Chicago, Illinois  60654
Attention: Gerald T. Nowak, P.C.
Facsimile No.: (312) 862-2000

If to Licensee:

NRG Yield, Inc.

c/o NRG Energy, Inc.
211 Carnegie Center
Princeton, New Jersey 08540
Attention: General Counsel
Facsimile No.: (609) 524-4501

With a copy to (which shall not constitute notice):

Kirkland & Ellis
300 N. LaSalle Street
Chicago, Illinois  60654
Attention: Gerald T. Nowak, P.C.
Facsimile No.: (312) 862-2000

7.3                               Assignment.  Licensee shall not assign, transfer or encumber this Agreement (including any of its rights or obligations under this Agreement) without the express prior written consent of Licensor (which may be granted or withheld in Licensor’s sole discretion).  Licensor may freely assign, transfer or encumber this Agreement (including any of its rights or obligations under this Agreement) without consent of Licensee.  The provisions of this Agreement shall be binding upon and shall inure to the benefit of the Parties hereto and the successors in interest and permitted assigns of each Party hereto.  Any assignment, transfer or encumbrance in violation of this Section 7.3 shall be null, void and without effect.

7.4                               Severability.  If any provision of this Agreement or the application of any such provision shall be held invalid, illegal or unenforceable in any respect by a court of competent jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision hereof, and the applicable provision shall be reformed to the extent necessary to render such provision valid and enforceable and to reflect the intent of the Parties to the maximum extent possible under applicable laws and regulations.

7.5                               Independent Contractor.  Nothing in this Agreement shall be construed to establish a joint venture, partnership, agency, employment or other business relationship between the Parties.  Neither Party is authorized or empowered to act for or represent the other Party.  Each Party agrees not to do or authorize any act which would imply apparent authority to act for any other Party.

7.6                               Waiver and Modification.  This Agreement may be amended, modified or supplemented only by a written mutual agreement executed and delivered by the Parties.  Any failure of any Party to comply with any obligation, covenant, agreement or condition herein may be waived by the Party entitled to the benefits thereof only by a written instrument signed by the Party granting such waiver, but such waiver of such obligations, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure.

7.7                               Construction.  The Parties have participated jointly in the negotiation and drafting of this Agreement.  In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the Parties, and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any of the provisions of this Agreement.  The article and section headings to this Agreement are for convenience only and are to be of no force or effect in construing and interpreting the provisions of this Agreement.  The term “including” means “including, without limitation.”

7.8                               Remedies Cumulative.  All remedies provided for in this Agreement shall be cumulative and in addition to, and not in lieu of, any other remedies available to either Party at law, in equity or otherwise.

7.9                               Assistance; Further Assurances.  Licensee shall take all further actions and provide to Licensor all such cooperation and assistance at Licensor’s request (including the execution and delivery of affidavits, declarations, oaths, samples, exhibits, specimens, assignments, powers of attorney and other documentation) to more fully and effectively effectuate the purposes of this Agreement (including to confirm Licensor’s ownership of the Licensed Marks and to assist Licensor in filing, prosecuting, maintaining, and enforcing any of the Licensed Marks) and the transactions contemplated hereby, including recording any documents necessary to effectuate the purposes of this Agreement in all U.S. and foreign jurisdictions.

7.10                        Entire Agreement.  This Agreement contains the entire agreement and understanding between the Parties with respect to the subject matter hereof and supersedes all prior agreements and understandings.

7.11                        Counterparts.  This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, and any one of which need not contain the signatures of more than one Party, but all of which, taken together, shall constitute one and the same agreement.  Signed counterparts of this Agreement may be delivered by facsimile and by scanned .pdf image, each of which shall have the same force and effect as an original signed counterpart.

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IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed by their duly authorized representatives effective on the Effective Date first set forth above.

NRG Energy, Inc.		NRG Yield, Inc.

By:	/s/ Brian E. Curci	By:	/s/ G. Gary Garcia
Name: Brian E. Curci		Name: G. Gary Garcia
Title: Corporate Secretary		Title: Vice President and Treasurer